Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-55663 and 333-179699 on Form S-8 of our report dated June 14, 2024, appearing in this Annual Report on Form 11-K of the Stanley Black & Decker Retirement Account Plan for the year ended December 31, 2023.

/s/ Fiondella, Milone & LaSaracina LLP
Glastonbury, Connecticut
June 14, 2024